                             AMENDED AND RESTATED

                  DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                     With

                      OppenheimerFunds Distributor, Inc.

                             For Class B Shares of

                         Oppenheimer Equity Fund, Inc.

This  Amended and  Restated  Distribution  and Service  Plan and  Agreement  (the
"Plan") is dated as of the 28th day of October,  2005, by and between Oppenheimer
Equity  Fund,  Inc.  (the "Fund") and  OppenheimerFunds  Distributor,  Inc.  (the
"Distributor").

1.    The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class B shares of the Fund (the  "Shares"),  contemplated by Rule 12b-1 as it may be amended from time to time (the "Rule")  under the  Investment  Company Act of 1940  (the  "1940  Act"),  pursuant  to which  the Fund  will  compensate  the
Distributor for its services in connection with the  distribution of Shares,  and the personal  service and  maintenance of  shareholder  accounts that hold Shares
("Accounts").  The Fund may act as  distributor  of securities of which it is the issuer,  pursuant  to the Rule,  according  to the terms of this Plan.  The terms and  provisions  of this  Plan  shall  be  interpreted  and  defined  in a manner consistent  with the  provisions and  definitions  contained in (i) the 1940 Act,
(ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of the National  Association
of  Securities  Dealers,  Inc.,  or any  amendment or successor to such rule (the
"NASD   Conduct   Rules")   and  (iv)  any   conditions   pertaining   either  to
distribution-related  expenses or to a plan of  distribution to which the Fund is subject under any order on which the Fund relies,  issued at any time by the U.S.
Securities and Exchange Commission ("SEC").

2.    Definitions.  As used in this  Plan,  the  following  terms  shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which:  (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of  Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below)  of the
Recipient;  (ii) shall furnish the  Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably  request to answer such questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

      (b)   "Independent  Directors"  shall mean the members of the Fund's  Board of  Directors  who are not  "interested  persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"   shall  mean  such  brokerage  or  other   customers  or
investment advisory or other clients of a Recipient,  and/or accounts as to which such  Recipient  provides  administrative  support  services or is a custodian or other fiduciary.

      (d)   "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares owned beneficially or of record by: (i) such Recipient,  or (ii) such Recipient's
Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same  Shares,  the
Recipient  which is the dealer of record on the Fund's books as determined by the
Distributor  shall be deemed the Recipient as to such Shares for purposes of this
Plan.

3.    Payments for Distribution Assistance and Administrative Support Services.

      (a)   Payments to the  Distributor.  In  consideration of the payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide administrative  support  services  and  distribution  assistance  services to the
Fund. Such services include  distribution  assistance and administrative  support services  rendered in connection  with Shares (1) sold in purchase  transactions,
(2) issued in  exchange  for shares of another  investment  company for which the
Distributor serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the  Board  believes that the Distributor may not be rendering appropriate  distribution assistance or administrative  support services in connection with the sale of Shares,  then the
Distributor,  at the request of the Board, shall provide the Board with a written report  or  other  information  to  verify  that  the  Distributor  is  providing appropriate  services in this regard.  For such services,  the Fund will make the following payments to the Distributor:

             (i)  Administrative  Support Services Fees.  Within  forty-five (45)
days of the end of each  calendar  quarter,  the Fund will make  payments  in the aggregate  amount of 0.0625% (0.25% on an annual basis) of the average during the period of the  aggregate  net asset value of the Shares  computed as of the close of each  business day (the  "Service  Fee").  Such Service Fee payments  received from the Fund  will  compensate  the  Distributor  for  providing  administrative support services with respect to Accounts.  The  administrative  support services in  connection  with  Accounts  may  include,  but shall not be  limited  to, the administrative  support  services  that a Recipient  may render as  described  in
Section 3(b)(i) below.

            (ii)  Distribution   Assistance  Fees  (Asset-Based   Sales  Charge).
Within ten (10) days of the end of each  month,  the Fund will make  payments  in the aggregate  amount of 0.0625% (0.75% on an annual basis) of the average during the month of the aggregate net asset value of Shares  computed as of the close of each business day (the "Asset-Based  Sales Charge")  outstanding for no more than
six  years  (the  "Maximum  Holding  Period").   Such  Asset-Based  Sales  Charge
payments  received from the Fund will  compensate the  Distributor  for providing distribution assistance in connection with the sale of Shares.

            The  distribution  assistance  to be rendered by the  Distributor  in connection  with the  Shares  may  include,  but shall  not be  limited  to,  the following:  (i) paying sales  commissions  to any broker,  dealer,  bank or other person or entity that sells Shares,  and/or paying such persons  "Advance Service
Fee Payments" (as defined  below) in advance of, and/or in amounts  greater than, the  amount  provided  for  in  Section  3(b)  of  this  Agreement;  (ii)  paying compensation  to and  expenses  of  personnel  of  the  Distributor  who  support distribution  of Shares by  Recipients;  (iii)  obtaining  financing or providing such  financing from its own  resources,  or from an affiliate,  for the interest and other borrowing costs of the Distributor's  unreimbursed expenses incurred in rendering  distribution  assistance and  administrative  support  services to the
Fund;  and  (iv)  paying  other  direct  distribution  costs,  including  without limitation the costs of sales  literature,  advertising and  prospectuses  (other than  those  prospectuses  furnished  to current  holders  of the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

      (b)   Payments to  Recipients.  The  Distributor  is  authorized  under the
Plan  to  pay  Recipients  (1)   distribution   assistance   fees  for  rendering
distribution  assistance in connection with the sale of Shares and/or (2) service fees for  rendering  administrative  support  services  with respect to Accounts.
However,  no such payments shall be made to any Recipient for any period in which its  Qualified  Holdings do not equal or exceed,  at the end of such period,  the minimum amount ("Minimum Qualified Holdings"),  if any, that may be set from time to time by a majority of the  Independent  Directors.  All fee  payments  made by the  Distributor  hereunder  are subject to reduction or  chargeback  so that the aggregate  service fee  payments  and Advance  Service Fee Payments do not exceed the limits on payments  to  Recipients  that are, or may be,  imposed by the NASD
Conduct  Rules.  The  Distributor  may  make  Plan  payments  to any  "affiliated person"  (as  defined  in the 1940  Act) of the  Distributor  if such  affiliated person  qualifies  as a  Recipient  or retain such  payments  if the  Distributor qualifies as a Recipient.

            (i)  Service  Fee. In  consideration  of the  administrative  support services  provided  by a  Recipient,  the  Distributor  shall  make  service  fee payments  to  that  Recipient  quarterly  or at such  other  interval  as  deemed appropriate by the  Distributor,  within  forty-five (45) days of the end of each calendar  quarter or other period,  at a rate not to exceed  0.0625% (0.25% on an annual  basis) of the average  during the period of the aggregate net asset value of Shares,  computed as of the close of each business day, constituting Qualified
Holdings  owned  beneficially  or of record by the  Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding  Period"),  if any,  that  may be set  from  time  to  time  by a  majority  of the  Independent
Directors.

            Alternatively,  the  Distributor  may, at its sole  option,  make the following  service fee payments to any Recipient,  within forty-five (45) days of the end of each calendar quarter or at such other interval as deemed  appropriate by the  Distributor:  (i) "Advance  Service Fee Payments" at a rate not to exceed
0.25%  of the  average  during  the  calendar  quarter  or  other  period  of the aggregate net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient during that period and owned  beneficially  or of record by the  Recipient  or by its  Customers,  plus (ii) service fee  payments at a rate not to exceed  0.0625%
(0.25% on an annual  basis) of the  average  during the  calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each  business day,  constituting  Qualified  Holdings  owned  beneficially  or of record by the
Recipient  or by its  Customers  for a period of more  than one (1) year.  In the event  Shares are  redeemed  less than one year after the date such  Shares  were sold,  the Recipient is obligated to and will repay the  Distributor  on demand a pro rata portion of such Advance Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support services to be rendered by Recipients in connection  with the  Accounts  may  include,  but shall not be  limited  to, the following:  answering  routine  inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the  Fund and processing Share redemption transactions,  making the Fund's investment plans and dividend  payment  options  available,  and providing such other  information and services  in  connection  with the  rendering  of  personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            (ii)  Distribution   Assistance  Fees  (Asset-Based  Sales  Charge)
Payments.  In its sole  discretion  and  irrespective  of  whichever  alternative method  of  making  service  fee  payments  to  Recipients  is  selected  by  the
Distributor,  in addition the  Distributor may make  distribution  assistance fee payments  to  a  Recipient  quarterly,  or  at  such  other  interval  as  deemed appropriate  by the  Distributor,  within  forty-five  (45) days after the end of each calendar quarter or other period,  at a rate not to exceed 0.1875% (0.75% on an annual  basis) of the  average  during the period of the  aggregate  net asset value of  Shares  computed  as of the  close of each  business  day  constituting
Qualified  Holdings  owned  beneficially  or of  record by the  Recipient  or its
Customers  for no more  than  six  years  and for any  minimum  period  that  the
Distributor  may  establish.  Distribution  assistance fee payments shall be made only to Recipients  that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

            The  distribution  assistance  to be  rendered by the  Recipients  in connection with the sale of Shares may include,  but shall not be limited to, the following:  distributing  sales  literature  and  prospectuses  other  than those furnished to current Shareholders,  providing compensation to and paying expenses of  personnel  of the  Recipient  who support the  distribution  of Shares by the
Recipient,  and providing such other  information and services in connection with the  distribution  of  Shares  as the  Distributor  or the  Fund  may  reasonably request.
      (c)   A majority of the Independent  Directors may at any time or from time to time  increase or decrease the rate of fees to be paid to the  Distributor  or to any Recipient,  but not to exceed the rates set forth above, and/or direct the
Distributor  to increase or decrease  the  Maximum  Holding  Period,  any Minimum
Holding Period or any Minimum  Qualified  Holdings.  The Distributor shall notify all  Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding Period and
Minimum Holding Period that are  established  and the rate of payments  hereunder applicable to  Recipients,  and shall provide each  Recipient with written notice within thirty (30) days after any change in these  provisions.  Inclusion of such provisions or a change in such provisions in a revised current  prospectus  shall constitute sufficient notice.

      (d)   The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are
subject to reduction  or  elimination  under the limits to which the  Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under  the  Plan,  payments  may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc. ("OFI") from its own resources (which may include profits derived  from  the  advisory  fee it  receives  from  the  Fund),  or (ii) by the
Distributor  (a  subsidiary of OFI),  from its own  resources,  from  Asset-Based
Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may  be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services  qualifying for payment under the Plan if it has
Qualified  Holdings of Shares that entitle it to payments  under the Plan. In the event that  either the  Distributor  or the Board  should  have reason to believe that,  notwithstanding  the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in  connection  with the sale of
Shares or administrative support services for Accounts, then the Distributor,  at the  request of the  Board,  shall  require  the  Recipient  to provide a written
report  or  other   information  to  verify  that  said  Recipient  is  providing appropriate  distribution  assistance  and/or  services  in this  regard.  If the
Distributor  or the Board of Directors  still is not satisfied  after the receipt of such report,  either may take  appropriate  steps to terminate the Recipient's
status  as  such  under  the  Plan,   whereupon  such  Recipient's  rights  as  a
third-party  beneficiary  hereunder  shall  terminate.   Additionally,  in  their
discretion,  a  majority  of the  Fund's  Independent  Directors  at any time may remove any broker,  dealer, bank or other person or entity as a Recipient,  where upon such person's or entity's rights as a third-party  beneficiary  hereof shall terminate.  Notwithstanding  any other  provision  of this  Plan,  this Plan does not  obligate or in any way make the Fund  liable to make any payment  whatsoever to any person or entity other than directly to the  Distributor.  The Distributor has no obligation to pay any Service Fees or Distribution  Assistance Fees to any
Recipient  if the  Distributor  has  not  received  payment  of  Service  Fees or
Distribution Assistance Fees from the Fund.

4.    Selection and  Nomination of Directors.  While this Plan is in effect,  the selection  and  nomination  of  persons to be  Directors  of the Fund who are not
"interested persons" of the Fund  ("Disinterested  Directors") shall be committed to the discretion of the incumbent Disinterested Directors.  Nothing herein shall prevent the incumbent  Disinterested  Directors from  soliciting the views or the involvement  of  others in such  selection  or  nominations  as long as the final decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Directors.

5.    Reports.  While this Plan is in  effect,  the  Treasurer  of the Fund shall provide written reports to the Fund's Board for its review,  detailing the amount of all payments  made under this Plan and the purpose for which the payments were made.  The reports  shall be  provided  quarterly,  and shall  state  whether all provisions of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to  this  Plan  shall  be in writing and shall  provide  that:  (i) such  agreement  may be  terminated at any time, without payment of any penalty,  by a vote of a majority of the Independent
Directors  or by a vote of the  holders of a  "majority"  (as defined in the 1940
Act) of the  Fund's  outstanding  Class B voting  shares;  (ii) such  termination shall be on not more than sixty  days'  written  notice to any other party to the agreement;  (iii) such agreement  shall  automatically  terminate in the event of its  "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its  Independent  Directors  cast in person at a meeting  called for the purpose of voting on such  agreement;  and
(v) such  agreement  shall,  unless  terminated as herein  provided,  continue in effect  from  year to year  only so  long  as such  continuance  is  specifically approved at least annually by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Amended and
Restated  Plan has been  approved  by a vote of the Board and of the  Independent
Directors  and replaces the Fund's prior  Amended and Restated  Distribution  and
Service Plan for Class B Shares.  Unless terminated as hereinafter  provided,  it shall  continue in effect until renewed by the Board in accordance  with the Rule and  thereafter  from year to year or as the Board may  otherwise  determine  but only so long as such continuance is specifically  approved at least annually by a vote of the  Board  and its  Independent  Directors  cast in  person at a meeting called for the purpose of voting on such continuance.

      This Plan may not be amended to increase  materially the amount of payments to be made under this Plan,  without  approval of the Class B  Shareholders  at a meeting called for that purpose,  and all material amendments must be approved by a vote of the Board and of the Independent Directors.

       This  Plan  may be  terminated  at any time by vote of a  majority  of the
Independent  Directors or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares.  In the event of such  termination,  the Board and its  Independent  Directors  shall determine whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales  Charge in respect of
Shares sold prior to the effective date of such termination.

                               Oppenheimer Equity Fund, Inc.

                              By:   /s/  Robert G. Zack
                                    Robert G. Zack
                                    Vice President and Secretary

                              OppenheimerFunds Distributor, Inc.

                               By:   /s/  James H. Ruff
                                     James H. Ruff
                                     President